UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 5, 2007

ERP OPERATING LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification Number)

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

Two North Riverside Plaza	60606
Suite 400, Chicago, Illinois	(Zip Code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2007, Equity Residential (the “Company”) announced that Donna Brandin will resign as Executive Vice President and Chief Financial Officer of the Company effective as of September 14, 2007.  In connection with Ms. Brandin’s resignation, the Company and Ms. Brandin entered into a Resignation Agreement dated as of September 5, 2007 (the “Resignation Agreement”), which sets forth certain matters with respect to the terms of Ms. Brandin’s resignation and supplements the Severance Agreement previously entered into by the Company and Ms. Brandin as of September 10, 2004 (the “Severance Agreement,” and, together with the Resignation Agreement, the “Agreements”).  A copy of the Resignation Agreement is attached hereto as Exhibit 10.1.

Effective as of September 14, 2007, John G. Lennox, a Senior Vice President of the Company, will serve as interim Chief Financial Officer.  Mr. Lennox, 53, has held a variety of management positions at the Company and its predecessor companies for over 23 years, including Controller, Senior Vice President of Finance and Administration and, currently, Senior Vice President of Financial Planning and Analysis.

Pursuant to the Agreements, Ms. Brandin will receive (i) a prorated cash bonus for services provided during 2007 of $185,000; (ii) cash severance of $600,000, representing one times her current annual salary and average bonus; (iii) immediate vesting of all her restricted shares, performance shares and options; and (iv) continued health benefits for up to one year. The Company will take a charge in the 3rd quarter of 2007 of approximately $1 million reflecting such payments and accelerated vesting. Ms. Brandin also released the Company and its affiliates from all potential claims, and agreed to non-competition and employee non-solicitation covenants for a period of one year following her resignation.

Item 7.01 Regulation FD Disclosure.

On September 6, 2007, Equity Residential issued a press release announcing Ms. Brandin’s resignation.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.  The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity Residential under the Securities Act of 1933, and amended.

Item 9.01  Financial Statements and Exhibits.

Exhibit Number	Exhibit

10.1	Resignation Agreement dated September 5, 2007 by and between Equity Residential and Donna Brandin.

99.1	Press release dated as of September 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: September 6, 2007		By:	/s/ Bruce C. Strohm
		Name:	Bruce C. Strohm
		Its:	Executive Vice President and General Counsel

EQUITY RESIDENTIAL

Date: September 6, 2007		By:	/s/ Bruce C. Strohm
		Name:	Bruce C. Strohm
		Its:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Resignation Agreement dated September 5, 2007 by and between Equity Residential and Donna Brandin.

99.1	Press release dated as of September 6, 2007